UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2014

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 7, 2014, Vonage Holdings Corp. (the “Company”) announced that Marc P. Lefar, the Company’s Chief Executive Officer (“CEO”), has shared his intention to retire from the Company upon completion of a process to select a successor. Mr. Lefar will serve as CEO through an orderly leadership transition, which is expected to conclude by December 31, 2014. The Company’s Board of Directors will initiate a formal search for Mr. Lefar’s successor, with Mr. Lefar’s participation in the search process.
To facilitate the transition, on April 3, 2014, the Company and Mr. Lefar entered into an amendment and restatement of Mr. Lefar’s existing employment agreement (as amended, the “Agreement”), which extends the term of Mr. Lefar’s employment through December 31, 2014, unless ended earlier by either party or extended by mutual agreement.
Under the Agreement, in the event that Mr. Lefar’s employment as CEO ends on or before December 31, 2014, he will generally be entitled to receive his existing base salary through December 31, 2014; his annual bonus for 2014 based on the Company’s actual performance against applicable targets, when determined and paid in 2015 (the “2014 Bonus”); the vesting of all previously-granted restricted stock units scheduled to vest through December 31, 2014 (the “RSUs”); his existing benefits through December 31, 2014; and certain post-employment benefits. All vested options held by Mr. Lefar when he leaves the Company will remain exercisable for 360 days. If Mr. Lefar’s employment ends before December 31, 2014 as a result of his death or disability (as defined in the Agreement), he or his estate will be entitled to receive the benefits described above, except that if his employment ends prior to the applicable vesting date there will be accelerated vesting of only 50% of his RSUs; and there will be no entitlement to certain of the post-employment benefits.
Under the Agreement, Mr. Lefar remains subject to his existing confidentiality, non-solicitation and non-hire restrictions. In addition, he entered into a new non-competition agreement applicable during his employment and for 12 months thereafter.
Mr. Lefar’s entitlement to salary continuation beyond the end of his employment, the 2014 Bonus, accelerated vesting of his RSUs (if his employment ends prior to the vesting date) and post-employment benefits are subject to his execution of a release in favor of the Company when his employment ends.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
99.1    Press Release issued by Vonage Holdings Corp. on April 7, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: April 7, 2014	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Vonage Holdings Corp. on April 7, 2014

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